LongevityFP US Large-Cap Fund N-2/A

Exhibit 99(p)

FORM OF SUBSCRIPTION AGREEMENT

LongevityFP US Large-Cap Fund (1960)

a Delaware statutory trust

This Subscription Agreement (this “Agreement”) is entered into by the person or entity identified in the signature pages (the “Investor”) and the LongevityFP US Large-Cap Fund (1960), a Delaware statutory trust (the “Fund”). Capitalized terms used and not defined in this Agreement have the meanings given to them in the Fund’s prospectus, as supplemented and amended from time to time (the “Prospectus”).

The Investor should read the Prospectus in full before completing this Agreement. The shares are not suitable for every investor. The shares are subject to Automatic Cancellation at $0.00 per share upon the death of the associated Reference Life on or after the Offering Close Date, and an Investor whose associated Reference Life dies before attaining age 80 will receive nothing.

PART I — SUBSCRIPTION

1. Subscription. The Investor subscribes for shares of beneficial interest in the Fund (the “shares”) in the dollar amount set forth in the signature pages, on the terms of this Agreement, the Prospectus, and the Fund’s Amended and Restated Agreement and Declaration of Trust, as amended from time to time (the “Trust Agreement”).

2. Purchase price; sales load. Shares purchased in the initial offering are sold at $10.00 per share. Thereafter, and through the Offering Close Date, shares are sold at the net asset value per share next determined after acceptance of this Agreement. A front-end sales load of 7.00% is deducted from the amount subscribed, and the balance is applied to the purchase of shares. The sales load is waived in full for purchases made through fee-based investment advisory accounts in which the Investor’s financial professional charges an asset-based or financial-planning fee in lieu of transaction-based commissions. No other waiver of the sales load is available.

3. Minimum and maximum. The minimum investment is $5,000 and the maximum investment is $100,000, applied both per investor and in the aggregate for all shares associated with any single Reference Life. The Fund will not accept a subscription to the extent it would cause either limit to be exceeded, and may accept a subscription in part.

4. Irrevocability; acceptance or rejection. This Agreement is irrevocable by the Investor upon delivery to the Fund, subject to any right the Investor may have under applicable law that cannot be waived. This Agreement constitutes an offer to purchase and is not binding on the Fund until accepted by the Fund or its agent in writing. The Fund may accept or reject any subscription in whole or in part, in its sole discretion, for any reason or for no reason, including where the Qualifying Connection documentation is not provided or is insufficient. If a subscription is rejected in whole or in part, the amount tendered with respect to the rejected portion will be returned without interest.

5. Payment and settlement. The Investor must deliver the full subscription amount in immediately available funds in the manner specified in the signature pages. Shares are issued in book-entry form only. No certificates are issued.

PART II — THE REFERENCE LIFE AND THE QUALIFYING CONNECTION

6. Designation of the Reference Life. The Investor designates in the signature pages one natural person born between January 1, 1960 and December 31, 1960 as the Reference Life associated with the shares purchased under this Agreement. The designation is made at the time of purchase and may not be changed thereafter for any reason, including a change in the relationship between the Investor and the Reference Life, a transfer of the shares permitted under Section 17, or the death of the Investor.

7. Reference Life information; verification. The Investor must provide, and must cause the Reference Life to provide, the Reference Life’s full legal name, date of birth, Social Security number, and third-party reference contacts, for use in the Fund’s survivorship verification. Where the Investor is not the Reference Life, the Reference Life must execute the Reference Life Consent attached as Exhibit A, and the Fund will not accept this Agreement without it. Where the Investor is the Reference Life, the Investor gives the consents set out in Exhibit A by executing this Agreement, and no separate Exhibit A is required.

8. Qualifying Connection; documentation. The Investor must have a Qualifying Connection to the Reference Life at the time the shares are purchased. As part of the subscription process, the Investor must provide affirmative documentation of the Qualifying Connection satisfactory to the Adviser. The Qualifying Connection is determined as of the time of purchase and need not continue to exist afterward; a later change in the relationship does not affect the shares or the Reference Life designation.

For purposes of this Agreement, a “Qualifying Connection” means that the Investor:

(i) is the Reference Life;

(ii) is the spouse or domestic partner, or a parent, child, grandparent, grandchild, or sibling, of the Reference Life, or is otherwise related to the Reference Life by blood or by law in a manner that gives rise to a substantial interest engendered by love and affection, or has a lawful and substantial economic interest in the continued life of the Reference Life; or

(iii) is a trust, limited liability company, partnership, or other entity or arrangement that is established or maintained for the benefit of, or that itself has a lawful and substantial economic interest in the continued life of, the Reference Life or one or more persons described in clause (ii).

Control of an entity, without such a beneficial or economic interest, does not by itself establish a Qualifying Connection.

PART III — REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Fund, as of the date this Agreement is delivered and as of the date it is accepted, as follows.

9. Capacity and authority. The Investor has full power and authority to enter into this Agreement and to perform its obligations under it. If the Investor is an entity, it is duly organized and validly existing, the person executing this Agreement is authorized to do so, and the Investor has provided the Fund with documentation of that authority.

10. Qualifying Connection. The Investor has a Qualifying Connection to the designated Reference Life, and identifies in the signature pages the clause of the definition on which the Qualifying Connection rests. The documentation the Investor has provided in support of the Qualifying Connection is complete and accurate.

11. Investor representation. The Investor has read the Prospectus, understands the risks of an investment in the Fund, including the risk of losing the entire investment, and has other assets and income sufficient to meet the Investor’s needs without relying on the investment in the Fund. This representation is made at each purchase. The Fund does not verify this representation and is entitled to rely on it. The Fund may reject any subscription as provided in Section 4. This representation is a condition to purchase; it does not affect the shares once issued, and an inaccurate representation under this Section 11 does not cause an Automatic Cancellation and is not a Qualifying Connection Breach.

12. Eligibility and residency. The Investor is a resident of the state or jurisdiction identified in the signature pages. The Investor understands that the Fund does not offer or sell shares, and will not accept subscriptions, in any state or jurisdiction in which the offer or sale would violate applicable insurance, anti-tontine, insurable-interest, or other law, and that the Fund does not accept subscriptions from residents of Louisiana.

13. Receipt of the Prospectus; no other reliance. The Investor has received and read the Prospectus, has had the opportunity to ask questions of the Fund and to obtain the Statement of Additional Information without charge, and is not relying on any representation, illustration, projection, or statement concerning the Fund other than those contained in the Prospectus. No person has represented to the Investor that the shares are insurance, an annuity, or a guaranteed instrument, or that any amount is guaranteed or assured.

14. Source of funds; tax certification. The funds used to purchase the shares are the Investor’s own and are not derived from any unlawful activity, and the Investor will provide such information as the Fund or its agents reasonably request to comply with applicable anti-money-laundering and customer-identification requirements. The Investor has furnished a properly completed and executed IRS Form W-9 or applicable Form W-8.

PART IV — AGREEMENT TO THE TERMS OF THE SHARES

15. Automatic Cancellation — bargained-for term. The Investor agrees, as a bargained-for term of the shares and as a condition of purchasing them, that from and after the Offering Close Date each share is subject to cancellation at $0.00 per share in accordance with its terms, as set forth in Article X of the Trust Agreement: if the Adviser determines that the associated Reference Life has died (including a death during the Offering Period, if the share is then still outstanding), the share is canceled at $0.00 per share on the next annual cancellation date provided for in the Trust Agreement (the “Automatic Cancellation”). The Fund pays no consideration and acquires nothing upon an Automatic Cancellation. No amount is payable in respect of canceled shares except for any annual survival-contingent distribution that vested but remained unpaid as of the date of cancellation. The Automatic Cancellation is a term of the shares themselves and operates independently of any tender offer.

16. Qualifying Connection Breach. A “Qualifying Connection Breach” occurs only if (i) in the case of a representation that the Investor is the Reference Life, or of a relationship described in clause (ii) of the definition of Qualifying Connection, the representation was untrue when made; or (ii) in the case of a representation resting on a lawful and substantial economic interest in the continued life of the Reference Life, or on an entity’s beneficial or economic interest described in clause (iii) of that definition, the representation was untrue when made and was made with knowledge of its untruth or without a reasonable basis. No Qualifying Connection Breach occurs if a Qualifying Connection in fact existed at the time of purchase under any clause of the definition, regardless of the clause the Investor represented.

Before a determination of a Qualifying Connection Breach becomes effective, the Fund will give the Investor written notice describing the basis for the proposed determination and not less than 30 days to respond and to provide documentation, and the determination must be approved by the Board, including a majority of the Trustees who are not “interested persons” of the Fund within the meaning of the Investment Company Act of 1940 (the “1940 Act”).

The Investor agrees, as a bargained-for term of the shares, that upon a Qualifying Connection Breach the associated Reference Life is treated, for purposes of the Automatic Cancellation, as having died, and the associated shares are Automatically Canceled at $0.00 per share. That consequence operates as the same self-executing lapse described in Section 15 and is not a repurchase, redemption, or a charge assessed against the Investor. A determination may be made at any time, including in connection with the comprehensive survivorship review conducted before any annual survival-contingent distribution, and may therefore occur many years after the shares were purchased.

17. Transfer restrictions; illiquidity. The Investor agrees that the shares may not be transferred, assigned, pledged, or otherwise disposed of, except (i) to the Investor’s successor upon the death of the Investor where the Reference Life is still living, subject to the Fund’s verification requirements and the Trust Agreement, and (ii) as approved by the Board in its sole discretion in extraordinary circumstances. The shares are not listed on any exchange, no secondary market exists or is expected to develop, and the shares are not redeemable at the option of the Investor. During the Offering Period only, the Fund expects to conduct tender offers under the Tender Offer Policy at net asset value per share less the 2.00% Repurchase Fee; the Tender Offer Policy is a policy of the Board, may be modified, suspended, or terminated at any time, and creates no contractual right to tender. No tender offers are conducted after the Offering Close Date, and shares that have been Automatically Canceled are not eligible to be tendered.

18. Survivorship verification; notification; repayment. (a) The Investor agrees to keep current contact information on file with the Fund’s transfer agent, to promptly notify the transfer agent of the death of the Reference Life, and to cooperate with the Fund’s survivorship verification, including the comprehensive survivorship review conducted before each annual survival-contingent distribution. The Investor understands that failure to maintain current contact information may delay a distribution or result in the Reference Life being identified as deceased in error, and that an erroneous Automatic Cancellation is subject to the reversal procedures described in the Prospectus. The Investor understands that the Fund’s inability to verify that the Reference Life is living does not by itself cause the shares to be Automatically Canceled, and that shares are Automatically Canceled only upon a determination by the Adviser that the Reference Life has died or upon a Qualifying Connection Breach.

(b) Repayment of distributions paid in error. The Investor agrees that if the Fund pays an annual survival-contingent distribution with respect to shares whose associated Reference Life is subsequently determined by the Adviser to have died before attaining the applicable distribution age, the Investor will repay the amount of that distribution to the Fund promptly on written demand. The Investor holds any such amount for the benefit of the Fund from the date of the Adviser’s determination. This obligation applies whether or not the Investor knew of the death at the time the distribution was paid, is binding on the Investor’s successors, assigns, heirs, personal representatives, and estate, and survives the Automatic Cancellation of the shares and the termination of this Agreement. The Fund may set off any amount owed under this Section 18(b) against any amount otherwise payable in respect of the shares. This Section 18(b) does not apply to a distribution that vested under the terms of the shares before the Reference Life’s death.

19. Distribution reinvestment. Unless the Investor elects otherwise in the signature pages, the Fund’s dividends and capital gain distributions, other than annual survival-contingent distributions, are reinvested in additional shares under the Fund’s dividend reinvestment plan. Annual survival-contingent distributions are paid in cash and are not reinvested. Shares acquired through reinvestment are associated with the same Reference Life and are subject to the same terms, including the Automatic Cancellation.

PART V — ACKNOWLEDGMENTS

The Investor acknowledges each of the following. Where the shares are purchased through a Selling Agent or an investment advisory account, the Investor’s financial professional separately certifies to the matters in Section 23.

20. Total loss; timing of distributions; break-even. The Investor acknowledges that (i) if the associated Reference Life dies on or after the Offering Close Date and before attaining age 80, the shares will be Automatically Canceled at $0.00 per share and the Investor will receive nothing in respect of them; (ii) no annual survival-contingent distribution is made before the associated Reference Life attains age 80; and (iii) whether cumulative annual survival-contingent distributions ever equal or exceed the price paid for the shares depends on the associated Reference Life surviving substantially beyond age 80 and on the investment performance of the Fund, and is not assured at any age; and (iv) a distribution may be paid with respect to the shares before the Fund has confirmed that the associated Reference Life is living, and if the Reference Life is later determined to have died before attaining the applicable distribution age, the Investor must repay that distribution under Section 18(b).

21. Not insurance. The Investor acknowledges that the Fund is not an insurance company, that the shares are not insurance contracts or annuity contracts, that no person undertakes to indemnify the Investor or to pay any amount by reason of the death of any person, and that the Investor will not have the protections afforded by state insurance laws, including those provided by state guaranty funds.

22. Novel structure. The Investor acknowledges that the Fund’s structure is novel, that no other registered investment company known to the Fund operates on the same basis, that the positions the Fund takes under the federal securities laws and under state insurance and anti-tontine laws are untested, and that a court or a regulator could disagree with them. The Investor acknowledges that an investment in the Fund is not a complete investment program and that the Investor could lose the entire amount invested.

23. Financial professional certification. Where the shares are purchased through a Selling Agent or an investment advisory account, the Investor’s financial professional certifies in the signature pages that the financial professional has delivered the Prospectus to the Investor, has discussed with the Investor the matters acknowledged in Sections 20 through 22, and has a reasonable basis to believe the investment is suitable for the Investor in light of the Investor’s investment objectives and financial situation. Where the purchase is self-directed and not made through a Selling Agent or an investment advisory account, the Investor completes the self-directed certification in the signature pages instead.

PART VI — GENERAL

24. No waiver of rights under the federal securities laws. Nothing in this Agreement, and no representation, acknowledgment, or agreement made by the Investor in it, waives, limits, or releases any right or remedy available to the Investor under the Securities Act of 1933, the 1940 Act, or any other federal securities law, or any rule or regulation under them. Section 14 of the Securities Act of 1933 and Section 47(a) of the 1940 Act void any provision purporting to bind the Investor to waive compliance with those statutes, and this Agreement is to be construed accordingly.

25. Governing law. This Agreement is governed by the laws of the State of Delaware, without regard to its conflict-of-laws principles, except to the extent the federal securities laws govern. Nothing in this Section 25 limits Section 24.

26. Notices; electronic delivery. Notices to the Fund are given at the address for the transfer agent set out in the signature pages, and notices to the Investor are given at the most recent address on file with the transfer agent. By providing an electronic mail address in the signature pages, the Investor consents to electronic delivery of the Prospectus, shareholder reports, notices under Section 16, and other communications, and may revoke that consent at any time by written notice to the transfer agent.

27. Amendment; entire agreement; counterparts. This Agreement, together with Exhibit A and the documents it incorporates, is the entire agreement between the Investor and the Fund as to its subject matter. It may be amended only in a writing signed by both parties, except that the terms of the shares are governed by the Trust Agreement and may change in accordance with it. This Agreement may be executed in counterparts and by electronic signature, each of which is an original.

28. Survival. The representations, warranties, acknowledgments, and agreements in this Agreement survive the acceptance of this Agreement and the issuance of the shares, and remain in effect for so long as the Investor holds shares, provided that Section 18(b) survives the cancellation of all shares held by the Investor and the termination of this Agreement, in accordance with its terms.

SIGNATURE PAGES

A. Investor information

Investor name (individual or entity): ________________________________________

Type of investor (individual / trust / LLC / partnership / other): __________________________

Residence address (street, city, state, ZIP): __________________________________

State or jurisdiction of residence: ________________________________________

Telephone: __________________________

Electronic mail address (consent to electronic delivery under Section 26): ______________________

Taxpayer identification number: ________________________________________

B. Subscription

Amount subscribed (minimum $5,000; maximum $100,000): $ ______________________________

Sales load: 7.00% front-end, unless purchased through a fee-based investment advisory account, in which case the load is waived in full.

Distribution reinvestment (Section 19). ☐ Reinvest distributions (default) ☐ Pay distributions in cash

C. Reference Life designation (Section 6)

Reference Life full legal name: ________________________________________

Date of birth (must be between January 1, 1960 and December 31, 1960): ______________________

Social Security number: ________________________________________

Third-party reference contact 1 (name, relationship, telephone): __________________________

Third-party reference contact 2 (name, relationship, telephone): __________________________

The Investor is the Reference Life. ☐ Yes ☐ No. If No, the Reference Life must execute Exhibit A, and this Agreement will not be accepted without it.

D. Qualifying Connection (Sections 8 and 10)

The Investor’s Qualifying Connection rests on (check one):

☐ Clause (i) — the Investor is the Reference Life.

☐ Clause (ii) — family or other relationship. Specify: ____________________________

☐ Clause (ii) — lawful and substantial economic interest in the continued life of the Reference Life. Describe the interest and attach documentation: ____________________________

☐ Clause (iii) — entity established or maintained for the benefit of, or itself holding a lawful and substantial economic interest in the continued life of, the Reference Life or a person described in clause (ii). Describe and attach documentation: ____________________________

Documentation of the Qualifying Connection is attached. ☐ Yes

E. Investor representations, agreements, and acknowledgments

By signing below, the Investor makes the representations and warranties in Sections 9 through 14, including the investor representation in Section 11; agrees to the terms of the shares in Sections 15 through 19, including the Automatic Cancellation as a bargained-for term the Qualifying Connection Breach consequence, and the obligation under Section 18(b) to repay a distribution paid with respect to shares whose Reference Life is later determined to have died before attaining the applicable distribution age; and makes the acknowledgments in Sections 20 through 22, including that the Investor will receive nothing if the associated Reference Life dies on or after the Offering Close Date and before attaining age 80.

Investor signature: __________________________________

Print name and, if an entity, title: __________________________________

Date: __________________________________

F. Financial professional certification (Section 23)

Complete this Part F if the shares are purchased through a Selling Agent or an investment advisory account. The undersigned certifies to the matters set out in Section 23.

Firm name: ________________________________________

Financial professional name and CRD number: ______________________________

Account type: ☐ Commission-based (Selling Agent) ☐ Fee-based advisory (sales load waived)

Signature: __________________________________

Date: __________________________________

G. Self-directed certification (Section 23)

Complete this Part G only if the purchase is self-directed and not made through a Selling Agent or an investment advisory account. The Investor certifies that the Investor has obtained and read the Prospectus, has not received a recommendation from any financial professional in connection with this purchase, and has made the acknowledgments in Sections 20 through 22 without reliance on any person other than the Investor’s own advisers.

Investor signature: __________________________________

Date: __________________________________

H. Acceptance by the Fund

Accepted as to $____________ of the amount subscribed, on behalf of LongevityFP US Large-Cap Fund (1960).

By: ________________________________________

Name and title: ________________________________________

Date of acceptance: __________________________________

EXHIBIT A

REFERENCE LIFE CONSENT

This Consent is required where the Investor is not the Reference Life. The Fund will not accept the Subscription Agreement without it.

The undersigned (the “Reference Life”) has been asked by the Investor named below to serve as the Reference Life associated with shares of the LongevityFP US Large-Cap Fund (1960) (the “Fund”). The Reference Life understands and consents to the following.

A-1. Designation. The Reference Life consents to being designated as the Reference Life associated with the Investor’s shares. The Reference Life understands that the designation is made at the time of purchase and cannot be changed thereafter.

A-2. What the designation means. The Reference Life understands that the value of the Investor’s shares depends on whether the Reference Life is living; that if the Reference Life dies on or after the Offering Close Date (or dies during the Offering Period and the shares are still outstanding on the Offering Close Date) the shares are canceled at $0.00 per share on the next annual cancellation date, in accordance with their terms; and that the Reference Life is not a shareholder of the Fund by reason of the designation, has no economic interest in the shares, is owed nothing by the Fund, and owes the Fund and the Investor no duty to take or refrain from taking any action.

A-3. Social Security number and personal information. The Reference Life provides the information below and consents to its collection and use by the Fund, the Adviser, the transfer agent, and their service providers for the purpose of verifying the Reference Life’s survivorship, including matching against the Social Security Administration’s Death Master File and comparable third-party sources, and obtaining information, including consumer reports, from public-records databases and consumer reporting agencies.

A-4. Ongoing verification. The Reference Life consents to periodic verification of the Reference Life’s survivorship for so long as the associated shares remain outstanding, which may continue for several decades, including the comprehensive survivorship review conducted before each annual survival-contingent distribution, and consents to the Fund or its agents contacting the third-party reference contacts identified in the Subscription Agreement for that purpose.

A-5. Privacy. The Reference Life has received the Fund’s privacy notice. The Fund handles the Reference Life’s nonpublic personal information in accordance with that notice and applicable law.

A-6. Voluntary; revocation. This Consent is given voluntarily. The Reference Life may withdraw the consents in Sections A-3 and A-4 by written notice to the transfer agent, and understands that a withdrawal does not change the terms of the shares, does not entitle the Reference Life or the Investor to any payment, and may result in the Fund being unable to verify the Reference Life’s survivorship, which may delay an annual survival-contingent distribution to the Investor and may cause the Fund to seek other evidence that the Reference Life is living. A withdrawal does not by itself cause the Investor’s shares to be Automatically Canceled.

A-7. No waiver. Nothing in this Consent waives, limits, or releases any right or remedy available to the Reference Life or the Investor under the federal securities laws.

Investor name (as shown in the Subscription Agreement): ______________________________

Reference Life full legal name: ______________________________________

Date of birth: ______________________________________

Social Security number: ______________________________________

Relationship to the Investor: ______________________________________

Reference Life signature: __________________________________

Date: __________________________________